UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2013

ORIENTAL FINANCIAL GROUP INC.

(Exact Name of Registrant as Specified in its Charter)

Commonwealth of Puerto Rico	001-12647	66-0538893
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Oriental Tower Professional Offices Park 997 San Roberto Street, 10th Floor San Juan, Puerto Rico		00926
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (787) 771-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On February 1, 2013, Oriental Bank (“Oriental”), the commercial banking subsidiary of Oriental Financial Group Inc. (the “Company”), notified Bayview Loan Servicing, LLC (“Bayview”) of the termination of the Omnibus Asset Servicing Agreement, dated as of June 9, 2010 (the “Agreement”), by and between Oriental and Bayview. The termination is effective May 1, 2013. Pursuant to the Agreement, Bayview services and manages certain single family, multi-family, and commercial mortgage loans and certain commercial construction loans (collectively, the “Assets”) acquired by Oriental from the Federal Deposit Insurance Corporation, as receiver for Eurobank, on April 30, 2010.

The Agreement allows Oriental to terminate it upon 90 days’ prior written notice to Bayview and the payment of a termination fee. The applicable termination fee is equal to the monthly base servicing fee paid to Bayview during the previous 6 months. Pursuant to the Agreement, Bayview receives a monthly base servicing fee of one twelfth of 0.855% of the unpaid principal balance of the Assets and is reimbursed for certain out-of-pocket expenses reasonably incurred in the servicing of the Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORIENTAL FINANCIAL GROUP INC.

Date: February 7, 2013	By:	/s/ Carlos O. Souffront
Carlos O. Souffront
General Counsel and Secretary of
the Board of Directors